Exhibit 99.1

1001 Louisiana St., Suite 2900

Houston, TX 77002

NYSE: SPN

FOR FURTHER INFORMATION CONTACT:

Paul Vincent, VP of Investor Relations, (713) 654-2200

SUPERIOR ENERGY SERVICES ANNOUNCES

FIRST QUARTER 2019 RESULTS

Houston, April 23, 2019 – Superior Energy Services, Inc. (the “Company”) today announced a net loss from continuing operations for the first quarter of 2019 of $47.7 million, or $0.31 per share, on revenue of $467.2 million. This compares to a net loss from continuing operations of $750.2 million, or $4.85 per share, for the fourth quarter of 2018, on revenue of $539.3 million and a net loss from continuing operations of $59.9 million, or $0.39 per share for the first quarter of 2018, on revenue of $482.3 million.

David Dunlap, President and CEO, commented, “First quarter results were in line with our expectations. U.S. land revenues were sequentially lower as we operated fewer pressure pumping fleets due to a weak environment for pricing and utilization. U.S. offshore results were also lower as activity levels skewed towards lower margin drilling activity. Also, as expected, completion tools revenue in the Gulf of Mexico decreased during the quarter after a strong finish to 2018. Despite the shift in activity mix, and expected seasonal lull experienced during the quarter, we believe that U.S. offshore activity will improve as the year progresses. International activity levels were stable as oil field activity continues to steadily increase in these markets.

“There remains considerable uncertainty around the North American service market this year, primarily due to the lack of visibility we have into our customers’ plans for capital expenditures during the second half of the year. Until we can gain confidence that our customers’ spending levels will support utilization and pricing levels that justify maintaining our assets in the field, an increasing proportion of our capital expenditures will be allocated toward offshore and international opportunities. Overall, we are committed to a level of capital discipline that will foster free cash flow growth and improved corporate returns.

“We believe that the strength of our business lies in the diversity of our product offerings and geographic reach, as demonstrated by the substantial year over year growth of our first quarter international revenue. This diversity is essential to the sustainability of our business and will become more pronounced as our results are increasingly supported by U.S. offshore and international oil field activity levels.”

First Quarter 2019 Geographic Breakdown

U.S. land revenue was $305.8 million in the first quarter of 2019, a decrease of 14% as compared with revenue of $356.9 million in the fourth quarter of 2018, and an 8% decrease compared to revenue of $331.5 million in the first quarter of 2018. U.S. offshore revenue decreased 23% to $69.3 million as compared with revenue of $89.5 million in the fourth quarter of 2018, and a 9% decrease from revenue of $76.0 million in the first quarter of 2018. International revenue of $92.1 million was flat as compared to the fourth quarter of 2018 and increased 23% as compared to revenue of $74.8 million in the first quarter of 2018.

Drilling Products and Services Segment

The Drilling Products and Services segment revenue in the first quarter of 2019 was $101.1 million, a 4% decrease from fourth quarter 2018 revenue of $105.3 million and a 19% increase from first quarter 2018 revenue of $85.2 million.

U.S. land revenue increased 3% sequentially to $48.2 million, U.S. offshore revenue decreased 5% sequentially to $29.1 million and international revenue decreased 15% to $23.8 million.

Onshore Completion and Workover Services Segment

The Onshore Completion and Workover Services segment revenue in the first quarter of 2019 was $205.0 million, a 20% decrease from fourth quarter 2018 revenue of $255.1 million, and a 11% decrease from first quarter 2018 revenue of $231.5 million.

Production Services Segment

The Production Services segment revenue in the first quarter of 2019 was $103.5 million, a 6% decrease from fourth quarter 2018 revenue of $109.9 million and a 3% increase from first quarter 2018 revenue of $100.8 million.

U.S. land revenue was $40.7 million a 14% decrease from fourth quarter revenue of $47.1 million. U.S. offshore revenue increased 4% sequentially to $19.3 million and international revenue decreased 2% sequentially to $43.5 million.

Technical Solutions Segment

The Technical Solutions segment revenue in the first quarter of 2019 was $57.6 million, a 17% decrease from fourth quarter 2018 revenue of $69.0 million and an 11% decrease from first quarter 2018 revenue of $64.8 million.

U.S. land revenue increased 49% sequentially to $11.9 million. U.S. offshore revenue decreased 48% sequentially to $20.9 million and international revenue increased 20% to $24.8 million.

Conference Call Information

The Company will host a conference call at 9:00 a.m. Eastern Time on Wednesday, April 24, 2019. The call can be accessed from the Company’s website at www.superiorenergy.com or by telephone at 888-317-6003 and using entry number 9456386. For those who cannot listen to the live call, a telephonic replay will be available through May 1, 2019 and may be accessed by calling 877-344-7529 and using the access code 10130013.

About Superior Energy Services

Superior Energy Services (NYSE:SPN) serves the drilling, completion and production-related needs of oil and gas companies worldwide through a diversified portfolio of specialized oilfield services and equipment that are used throughout the economic life cycle of oil and gas wells. For more information, visit: www.superiorenergy.com.

This press release contains, and future oral or written statements or press releases by us and our management may contain, certain forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Generally, the words “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks” and “estimates,” variations of such words and similar expressions identify forward-looking statements, although not all forward-looking statements contain these identifying words. All statements other than statements of historical fact regarding the Company’s financial position, financial performance, liquidity, strategic alternatives, market outlook, future capital needs, capital allocation plans, business strategies and other plans and objectives of our management for future operations and activities are forward-looking statements. These statements are based on certain assumptions and analyses made by our management in light of its experience and prevailing circumstances on the date such statements are made. Such forward-looking statements, and the assumptions on which they are based, are inherently speculative and are subject to a number of risks and uncertainties that could cause our actual results to differ materially from such statements. Such risks and uncertainties include, but are not limited to: the conditions in the oil and gas industry, especially oil and natural gas prices and capital expenditures by oil and gas companies; our outstanding debt obligations and the potential effect of limiting our ability to fund future growth and operations and increasing our exposure to risk during adverse economic conditions; necessary capital financing may not be available at economic rates or at all; volatility of our common stock; operating hazards, including the significant possibility of accidents resulting in personal injury or death, property damage or environmental damage for which we may have limited or no insurance coverage or indemnification rights; we may not be fully indemnified against losses incurred due to catastrophic events; claims, litigation or other proceedings that require cash payments or could impair our financial condition; credit risk associated with our customer base; the effect of regulatory programs (including regarding worker health and safety laws) and environmental matters on our operations or prospects, including the risk that future changes in the regulation of hydraulic fracturing could reduce demand for our pressure pumping and fluid management services, or that future changes in climate change legislation could result in increased operating costs or reduced commodity demand globally; the impact that unfavorable or unusual weather conditions could have on our operations; the potential inability to retain key employees and skilled workers; political, legal, economic and other risks and uncertainties associated with our international operations; laws, regulations or practices in foreign countries could materially restrict our operations or expose us to additional risks; potential changes in tax laws, adverse positions taken by tax authorities or tax audits impacting our operating results; changes in competitive and technological factors affecting our operations; risks associated with the uncertainty of macroeconomic and business conditions worldwide; not realizing the benefits of acquisitions or divestitures; our operations may be subject to cyber-attacks that could have an adverse effect on our business operations; counterparty risks associated with reliance on key suppliers; challenges with estimating our potential liabilities related to our oil and natural gas property; and risks associated with potential changes of Bureau of Ocean Energy Management security and bonding requirements for offshore platforms. These risks and other uncertainties related to our business are described in our periodic reports filed with the Securities and Exchange Commission. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Investors are cautioned that many of the assumptions on which our forward-looking statements are based are likely to change after such statements are made, including for example the market prices of oil and gas and regulations affecting oil and gas operations, which we cannot control or anticipate. Further, we may make changes to our business strategies and plans (including our capital spending and capital allocation plans) at any time and without notice, based on any changes in the above-listed factors, our assumptions or otherwise, any of which could or will affect our results. For all these reasons, actual events and results may differ materially from those anticipated, estimated, projected or implied by us in our forward-looking statements. We undertake no obligation to update any of our forward-looking statements for any reason, notwithstanding any changes in our assumptions, changes in our business plans, our actual experience, or other changes. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

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SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except earnings per share amounts)

(unaudited)

	Three Months Ended
	March 31,		December 31,
	2019	2018	2018
Revenues	$467,176	$482,318	$539,331

Cost of services and rentals (exclusive of depreciation, depletion, amortization and accretion)	330,163	343,460	384,445
Depreciation, depletion, amortization and accretion	82,439	105,719	97,264
General and administrative expenses	73,845	75,820	74,641
Reduction in value of assets	—	—	739,725

Loss from operations	(19,271)	(42,681)	(756,744)

Other income (expense):
Interest expense, net	(25,121)	(24,887)	(24,745)
Other income (expense)	(1,612)	(1,735)	2,717

Loss from continuing operations before income taxes	(46,004)	(69,303)	(778,772)
Income taxes	1,701	(9,355)	(28,587)

Net loss from continuing operations	(47,705)	(59,948)	(750,185)
Income from discontinued operations, net of income tax	—	224	—

Net loss	$(47,705)	$(59,724)	$(750,185)

Basic and diluted loss per share	$(0.31)	$(0.39)	$(4.85)

Weighted average shares outstanding	155,777	154,121	154,536

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	3/31/2019	12/31/2018
ASSETS

Current assets:
Cash and cash equivalents	$151,568	$158,050
Accounts receivable, net	420,811	447,353
Prepaid expenses	52,241	45,802
Inventory and other current assets	127,646	121,700

Total current assets	752,266	772,905

Property, plant and equipment, net	1,061,357	1,109,126
Operating lease right-of-use assets	103,082	—
Goodwill	137,495	136,788
Notes receivable	64,993	63,993
Restricted cash	2,722	5,698
Intangible and other long-term assets, net	125,420	127,452

Total assets	$2,247,335	$2,215,962

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$120,549	$139,325
Accrued expenses	229,225	219,180
Income taxes payable	1,043	734
Current portion of decommissioning liabilities	3,565	3,538

Total current liabilities	354,382	362,777

Long-term debt, net	1,283,862	1,282,921
Decommissioning liabilities	128,062	126,558
Operating lease liabilities	78,384	—
Other long-term liabilities	154,579	152,967

Total stockholders’ equity	248,066	290,739

Total liabilities and stockholders’ equity	$2,247,335	$2,215,962

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

THREE MONTHS ENDED MARCH 31, 2019 AND 2018

(in thousands)

(unaudited)

	2019	2018
Cash flows from operating activities:
Net loss	$(47,705)	$(59,724)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation, depletion, amortization and accretion	82,439	105,719
Other noncash items	4,467	(5,075)
Changes in working capital and other	(11,822)	(65,878)

Net cash provided by (used in) operating activities	27,379	(24,958)

Cash flows from investing activities:
Payments for capital expenditures	(41,160)	(65,734)
Proceeds from sales of assets	5,066	12,135

Net cash used in investing activities	(36,094)	(53,599)

Cash flows from financing activities:
Other	(1,667)	(4,715)

Net cash used in financing activities	(1,667)	(4,715)
Effect of exchange rate changes in cash	924	1,812

Net change in cash, cash equivalents, and restricted cash	(9,458)	(81,460)
Cash, cash equivalents and restricted cash at beginning of period	163,748	192,483

Cash, cash equivalents, and restricted cash at end of period	$154,290	$111,023

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES

REVENUE BY GEOGRAPHIC REGION BY SEGMENT

(in thousands)

(unaudited)

	Three months ended,
	March 31, 2019	December 31, 2018	March 31, 2018
U.S. land
Drilling Products and Services	$48,217	$46,732	$40,717
Onshore Completion and Workover Services	205,038	255,056	231,489
Production Services	40,666	47,103	52,457
Technical Solutions	11,920	7,993	6,833

Total U.S. land	$305,841	$356,884	$331,496

U.S. offshore
Drilling Products and Services	$29,067	$30,540	$20,989
Onshore Completion and Workover Services	—	—	—
Production Services	19,272	18,603	17,500
Technical Solutions	20,933	40,325	37,562

Total U.S. offshore	$69,272	$89,468	$76,051

International
Drilling Products and Services	$23,795	$28,028	$23,496
Onshore Completion and Workover Services	—	—	—
Production Services	43,512	44,228	30,760
Technical Solutions	24,756	20,723	20,515

Total International	$92,063	$92,979	$74,771

Total Revenues	$467,176	$539,331	$482,318

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES

SEGMENT HIGHLIGHTS

(in thousands)

(unaudited)

	Three months ended,
	March 31, 2019	December 31, 2018 (1)	March 31, 2018 (1)
Revenues
Drilling Products and Services	$101,079	$105,300	$85,202
Onshore Completion and Workover Services	205,038	255,056	231,489
Production Services	103,450	109,934	100,717
Technical Solutions	57,609	69,041	64,910

Total Revenues	$467,176	$539,331	$482,318

Income (Loss) from Operations
Drilling Products and Services	$21,279	$27,143	$7,979
Onshore Completion and Workover Services	(15,079)	(15,637)	(7,141)
Production Services	1,617	(3,893)	(11,180)
Technical Solutions	(916)	6,356	1,817
Corporate and other	(26,172)	(27,054)	(26,064)

Total Loss from Operations	$(19,271)	$(13,085)	$(34,589)

EBITDA
Drilling Products and Services	$44,305	$53,193	$37,620
Onshore Completion and Workover Services	22,664	32,578	40,514
Production Services	15,757	12,432	8,100
Technical Solutions	5,394	11,677	9,547
Corporate and other	(24,952)	(25,701)	(24,651)

Total EBITDA	$63,168	$84,179	$71,130

(1)

Income (loss) from operations and EBITDA exclude the impact of reduction in value of assets and other items for the three months ended December 31, 2018 and for the three months ended March 31, 2018. For Non-GAAP reconciliations, refer to Table 1 below.

Non-GAAP Financial Measures

The following table reconciles net income/loss from continuing operations by segment, which is the directly comparable financial measure determined in accordance with GAAP, to adjusted income/loss from operations and adjusted EBITDA by segment (non-GAAP financial measures). These financial measures are provided to enhance investors’ overall understanding of the Company’s current financial performance.

Reconciliation of Adjusted Income (Loss) from Operations and Adjusted EBITDA by Segment

(in thousands)

(unaudited)

Table 1

	Three months ended March 31, 2019
	Drilling Products and Services	Onshore Completion and Workover Services	Production Services	Technical Solutions	Corporate and Other	Consolidated
Reported net income (loss) from continuing operations	$21,279	$(15,079)	$1,617	$102	$(55,624)	$(47,705)
Interest expense, net	—	—	—	(1,018)	26,139	25,121
Other expense	—	—	—	—	1,612	1,612
Income taxes	—	—	—	—	1,701	1,701

Income (loss) from operations	$21,279	$(15,079)	$1,617	$(916)	$(26,172)	$(19,271)

Depreciation, depletion, amortization and accretion	23,026	37,743	14,140	6,310	1,220	82,439

EBITDA	$44,305	$22,664	$15,757	$5,394	$(24,952)	$63,168

	Three months ended December 31, 2018
	Drilling Products and Services	Onshore Completion and Workover Services	Production Services	Technical Solutions	Corporate and Other	Consolidated
Reported net income (loss) from continuing operations	$26,678	$(662,061)	$(97,425)	$7,280	$(24,657)	$(750,185)
Reduction in value of assets	—	644,813	92,252	—	2,660	739,725
Restructuring costs	465	1,611	1,280	78	500	3,934
Interest expense, net	—	—	—	(1,002)	25,747	24,745
Other expense	—	—	—	—	(2,717)	(2,717)
Income taxes	—	—	—	—	(28,587)	(28,587)

Adjusted income (loss) from operations	$27,143	$(15,637)	$(3,893)	$6,356	$(27,054)	$(13,085)

Depreciation, depletion, amortization and accretion	26,050	48,215	16,325	5,321	1,353	97,264

Adjusted EBITDA	$53,193	$32,578	$12,432	$11,677	$(25,701)	$84,179

	Three months ended March 31, 2018
	Drilling Products and Services	Onshore Completion and Workover Services	Production Services	Technical Solutions	Corporate and Other	Consolidated
Reported net income (loss) from continuing operations	$7,967	$(10,043)	$(14,092)	$2,273	$(46,053)	$(59,948)
Restructuring costs	12	2,902	2,912	500	1,766	8,092
Interest expense, net	—	—	—	(956)	25,843	24,887
Other expense	—	—	—	—	1,735	1,735
Income taxes	—	—	—	—	(9,355)	(9,355)

Adjusted income (loss) from operations	$7,979	$(7,141)	$(11,180)	$1,817	$(26,064)	$(34,589)

Depreciation, depletion, amortization and accretion	29,641	47,655	19,280	7,730	1,413	105,719

Adjusted EBITDA	$37,620	$40,514	$8,100	$9,547	$(24,651)	$71,130